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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87806, 333-13269 and 333-62691) of Converse Inc. of our report dated February 23, 1999, appearing in Converse Inc.'s January 2, 1999 Annual Report on Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended January 2, 1999 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
March 26, 1999